UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2020 (January 7, 2020)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.

(A New Mexico Corporation)

414 Silver Ave. SW

Albuquerque, New Mexico 87102-3289

Telephone Number - (505) 241-2700

Commission File No. - 001-32462

IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure regarding the Forward Sale Agreements (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 7, 2020, PNM Resources, Inc. (“PNMR”) issued a press release announcing the Offering (as defined below) and a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

On January 7, 2020, PNMR entered into forward sale agreements (each, a “Forward Sale Agreement”) with each of Citibank, N.A. and Bank of America, N.A. (the “Forward Purchasers”), relating to an aggregate of 5,375,000 shares of PNMR’s common stock, no par value. In connection with the Forward Sale Agreements, PNMR entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Forward Purchasers, Citigroup Global Markets Inc. and BofA Securities, Inc., as forward sellers (the “Forward Sellers”) and as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Forward Sellers sold to the Underwriters an aggregate of 5,375,000 shares of PNMR common stock in connection with an underwritten public offering by the Underwriters (the “Offering”). As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of common stock.

On January 8, 2020, the Underwriters exercised in full their option to purchase an additional 806,250 shares of common stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Purchasers entered into additional forward sale agreements relating to an aggregate of 806,250 shares of common stock (the “Additional Forward Sale Agreements” and, unless the context otherwise requires, the term Forward Sale Agreements as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreements).

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at PNMR’s discretion, but which is expected to occur no later than January 7, 2021. On a settlement date or dates, if PNMR decides to physically settle a Forward Sale Agreement, PNMR will issue shares of common stock to the relevant Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $47.21 per share, which is the price at which the Underwriters have agreed to buy the shares of common stock pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by an amount per share specified in such Forward Sale Agreement related to expected dividends on the common stock during the term of such Forward Sale Agreement. The forward sale price will also be subject to decrease if the cost to the applicable Forward Seller of borrowing a number of shares of common stock underlying the applicable Forward Sale Agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under limited circumstances described below, PNMR has the right to elect physical settlement, net share settlement or cash settlement under each Forward Sale Agreement for all or a portion of its obligations under such Forward Sale Agreement. If PNMR decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of common stock by PNMR to the relevant Forward Purchaser upon any physical settlement or net share settlement of such Forward Sale Agreement will result in dilution to PNMR’s earnings per share. If PNMR elects cash or net share settlement for all or a portion of the shares of common stock underlying a Forward Sale Agreement, PNMR would expect the relevant Forward Purchaser or one of its affiliates to repurchase a number of shares of common stock equal to the portion for which PNMR elects cash or net share settlement in order to satisfy its obligation to return the shares of common stock the relevant Forward Purchaser or its affiliate had borrowed in connection with sales of common stock and, if applicable in connection with net share settlement, to deliver shares of common stock to PNMR. If the market value of PNMR’s common stock at the time of such purchase is above the forward sale price at that time, PNMR will pay or deliver, as the case may be, to the relevant Forward Purchaser under its Forward Sale Agreement an amount in cash, or a number of shares of common stock with a market value, equal to such difference. Conversely, if the market value of common stock at the time of such purchase is below the forward sale price at that time, such Forward Purchaser will pay or deliver, as the case may be, to PNMR under its Forward Sale Agreement, an amount in cash, or a number of shares of common stock with a market value, equal to such difference.

Each Forward Purchaser will have the right to accelerate its respective Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require PNMR to physically settle such Forward Sale Agreement on a date specified by the relevant Forward Purchaser if:

•	in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by its Forward Sale Agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	PNMR declares any dividend or distribution on shares of its common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than PNMR common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in the relevant Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of PNMR’s common stock (each as more fully described in each Forward Sale Agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by PNMR in connection with entry into the relevant Forward Sale Agreement, PNMR’s bankruptcy or certain changes in law (each as more fully described in each Forward Sale Agreement).

In the ordinary course of business, the Underwriters and/or their affiliates have provided and may in the future provide financial advisory or other services for PNMR and its subsidiaries for which they have received or will receive customary fees.

The foregoing descriptions of the Forward Sale Agreements and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Forward Sale Agreements and the Underwriting Agreement, which are filed as Exhibits 10.1 through 10.4 hereto and Exhibit 1.1 hereto, respectively, and are incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333- 223336) of PNMR (the “Registration Statement”), and a prospectus supplement dated January 7, 2020, which was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 9, 2020. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 7, 2020, among PNM Resources, Inc., the Forward Purchasers, the Forward Sellers and the Underwriters

5.1	Opinion of Leonard D. Sanchez, Associate General Counsel, dated January 10, 2020, relating to the legality of the common stock

10.1	Forward Sale Agreement between PNM Resources, Inc. and Citibank, N.A., dated January 7, 2020

10.2	Forward Sale Agreement between PNM Resources, Inc. and Bank of America, N.A., dated January 7, 2020

10.3	Additional Forward Sale Agreement between PNM Resources, Inc. and Citibank, N.A., dated January 8, 2020

10.4	Additional Forward Sale Agreement between PNM Resources, Inc. and Bank of America, N.A., dated January 8, 2020

23.1	Consent of Leonard D. Sanchez (included in Exhibit 5.1)

99.1	Press Release dated January 7, 2020

99.2	Press Release dated January 7, 2020

104	Cover Page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: January 10, 2020	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)